UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

429 Post Road, Buchanan, Michigan 49107

(Address of principal executive offices)

(269) 695-2700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On November 29, 2011, XPO Logistics, Inc. (the “Company”) released a script expected to be used by the Company in connection with certain future investor presentations. A copy of the script is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The script should be read in conjunction with the slide presentation described in Item 8.01 and with the Company’s Quarterly Report for the quarter ended September 30, 2011 and the Company’s other filings with the Securities and Exchange Commission (the “SEC”).

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the registrant specifically incorporates any such information by reference.

Item 8.01.   Other Events.

On November 29, 2011, the Company released a slide presentation expected to be used by the Company in connection with the script described in Item 7.01. A copy of the slide presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The slide presentation should be read in conjunction with the script described in Item 7.01 and with the Company’s Quarterly Report for the quarter ended September 30, 2011 and the Company’s other filings with the SEC.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Investor Presentation Script, dated November 29, 2011.
99.2	Investor Presentation, dated November 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2011	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Investor Presentation Script, dated November 29, 2011.
99.2	Investor Presentation, dated November 29, 2011.